UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007

ALTUS EXPLORATIONS, INC.

(Exact name of registrant as specified in its charter)

001-31444

(Commission File Number)

Nevada

98-0361119

(State or other jurisdiction

(IRS Employer

of incorporation or organization)

Identification No.)

2482 Edgemont Blvd., North Vancouver, British Columbia V7R 2M8

(Address of principal executive offices) (Zip Code)

 (778) 883-9951

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to section 78.207 of the Nevada Revised Statutes, Altus Exploration, Inc. completed a reverse split of its issued and outstanding shares of common stock on the basis of one (1) new share for every twenty (20) old shares and correspondingly decreased its authorized capital from 800,000,000 shares of common stock to 40,000,000 shares of common stock, effective May 22, 2007.  No fractional shares will be issued as a result of the reverse split.  The shares will trade on a post-reverse split basis commencing May 29, 2007 under the new trading symbol ALXP.

Pursuant to section 78.209 of the Nevada Revised Statutes, a Certificate of Change was filed with the Nevada Secretary of State on May 21, 2007.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit 99.1

Certificate of Change filed with the Nevada Secretary of State on May 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Explorations, Inc.
Date	May 28, 2007	(Registrant)
/s/ David Whyte
David Whyte, President